EXHIBIT
10.84
Fourth Supplemental Indenture

FOURTH SUPPLEMENTAL INDENTURE
     This Supplemental Indenture (the “Fourth Supplemental Indenture”) is made and entered into as of this 8th day of February, 2005 by and among The Sports Club Company, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined in the Indenture (defined below)), and U.S. Bank Trust National Association, a national banking association, now known as U.S. Bank National Association, as trustee (the “Trustee”), with reference to the following:
     A. The Company, the Subsidiary Guarantors and the Trustee are parties to an Indenture dated as of April 1, 1999 (the “Indenture”), pursuant to which the Company issued $100,000,000 principal amount of its 11 3/8% Senior Secured Notes due 2006 (the “Notes”). The Notes are held by a number of Holders; the largest group of Holders consists of various funds and accounts managed by Post Advisory Group, LLC and its affiliates (“Post”); funds and accounts managed by Post own more than fifty percent (50%) of the aggregate principal amount of outstanding Notes.
     B. The Company’s Board of Directors approved the creation of a special committee (the “Special Committee”) to investigate various strategic alternatives, including the possibility of a “going private” transaction in which certain of the Company’s principal stockholders would participate.
     C. The Company and certain of the Company’s principal stockholders have commenced negotiations on the terms and conditions under which the Company would sell six of its sports fitness complexes to an affiliate of Millennium Partners, a principal stockholder of the Company (“Millennium”) for $65,000,000. As part of that transaction, the Company’s four principal stockholders, Millennium, Rex A. Licklider, D. Michael Talla and Kayne Anderson Capital Advisors L.P. (the “Principal Stockholders”), would form a new entity which would be merged with and into the Company, with the Company being the surviving entity, and in connection with which all Company stockholders, other than the Principal Stockholders, would receive $2.00 for each share of Common Stock held by them (the “Proposed Transaction”). Finally, as part of the Proposed Transaction, the Company would refinance its facility in West Los Angeles and use the proceeds of the asset sale and refinancing to retire the Notes. The Proposed Transaction would be evaluated by the Special Committee and its independent financial advisor, Barnett & Partners LLC.
     D. In order to permit the Company, Millennium and the Principal Stockholders to engage in negotiations with respect to, and execute and deliver a term sheet and definitive documentation governing, the Proposed Transaction without arguably constituting a Change of Control (as defined in the Indenture), the Company wishes to amend the Indenture to modify the Change of Control provisions as they apply to the Proposed Transaction, and the Trustee is willing to amend the Indenture to allow for such modification and amendment, subject to the terms and conditions set forth in this Fourth Supplemental Indenture.
     E. Pursuant to Section 9.2 of the Indenture, the Trustee, the Subsidiary Guarantors and the Company have the right to execute and deliver this Fourth Supplemental Indenture to amend the Indenture as described in Recital D above if such amendment is approved or consented to by Holders of at least a majority of the principal amount of the Notes outstanding, and Post (which, through funds and accounts managed by it, holds more than 50% of the principal amount of outstanding Notes) is willing to consent to this Fourth Supplemental Indenture.
AGREEMENT
     In consideration of the recitals, and the mutual covenants and agreements hereinafter set forth, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:
     1. Recitals; Definitions. The terms and conditions set forth in the Recitals shall be deemed a part of this Fourth Supplemental Indenture as if set forth in a numbered paragraph hereof. Unless otherwise defined herein, capitalized words or terms appearing in this Fourth Supplemental Indenture shall have the meanings given to them in the Indenture.
     2. Term. The term of this Fourth Supplemental Indenture shall commence on the date hereof and shall terminate and expire as of 5:00 p.m., P.S.T., on June 30, 2005 (the “Term”). Upon the expiration of the Term, except for its application to events which occurred during the Term, this Fourth Supplemental Indenture shall be of no further force or effect, and the terms and provisions of the Indenture shall continue to apply as if this Fourth Supplemental Indenture were never effective.
     3. Modification of Change of Control Provision.
     (a) Subject to the terms of subsection (b) hereof, the following events which may occur during the Term shall not be deemed to be a Change of Control under the Indenture: (i) any discussions, understandings or agreements by and among one or more of the Principal Stockholders relating to or in contemplation of the Proposed Transaction, whether or not such discussions, understandings or agreements involve other Persons or whether such Stockholders (including any such other Persons) file, or are required to file, with the Commission a Schedule 13D or 14D in connection therewith, (ii) the preparation and submission to the Company of a term sheet, letter of intent or other written proposal setting forth the terms and conditions under which one or more of the Principal Stockholders (or any Affiliates thereof) are prepared to consummate the Proposed Transaction, or (iii) the negotiation, execution and delivery of a definitive asset purchase agreement, merger agreement and other related agreements and instruments by one or more of the Principal Stockholders (or any Affiliates thereof) relating to the Proposed Transaction; provided that this Section 3(a) shall not be effective if any such definitive asset purchase agreement, merger agreement or related agreement or instrument contains any provision that would result in an adverse consequence to the Company in the event the Proposed Transaction is not consummated due to the failure of the Holders of the Notes to waive or modify the Change of Control provisions of the Indenture with respect to such Transaction.
     (b) Anything in subsection (a) to the contrary notwithstanding, the Change of Control provisions of the Indenture shall not be deemed to be waived or modified with respect to the consummation of the Proposed Transaction or any aspect thereof. Without limiting the generality of the foregoing and for purposes of clarification, in the event the consummation of the Proposed Transaction or any aspect thereof constitutes a Change of Control under the Indenture, all of the provisions of the Indenture shall apply as if this Fourth Supplemental Indenture was not effective, including the obligation to make a Change of Control Offer pursuant to Section 4.14 of the Indenture.
     4. No Other Changes. Except as expressly set forth in this Fourth Supplemental Indenture, the terms of the Indenture shall continue in full force and effect in accordance with its terms.
     5. Miscellaneous. This Fourth Supplemental Indenture (together with the Indenture, as previously amended and supplemented) represents the entire agreement and understanding between the parties hereto with respect to this Fourth Supplemental Indenture and supersedes all prior and contemporaneous written and oral negotiations, discussions and agreements; shall be binding on, and inure to the benefit of, the parties hereto and their respective successors, assigns and legal representatives; and may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Supplemental Indenture on the date first written above.

“COMPANY” THE SPORTS CLUB COMPANY, INC.
By:	/s/ Timothy O’Brien
Name:	Timothy O’Brien
Title:	Chief Financial Officer

“TRUSTEE”

U.S. BANK NATIONAL ASSOCIATION

		By:	/s/ Richard Prokosch

		Name:	Richard Prokosch
		Title:	Vice President

“SUBSIDIARY GUARANTORS”
(see signature pages attached hereto)
Subsidiary Guarantors:

SCC DEVELOPMENT COMPANY
LA/IRVINE SPORTS CLUBS, LTD.

		By:	Sports Club, Inc. of California, its General partner
By:	/s/ Timothy O’Brien

Name:	Timothy O’Brien
Title:	Chief Financial Officer	By:	/s/ Timothy O’Brien

		Name:	Timothy O’Brien
		Title:	Chief Financial Officer

SCC NEVADA, INC.

PONTIUS REALTY, INC.
By:	/s/ Timothy O’Brien

Name:	Timothy O’Brien
Title:	Chief Financial Officer	By:	/s/ Timothy O’Brien

		Name:	Timothy O’Brien
		Title:	Chief Financial Officer

HFA SERVICES, INC.

By:	/s/ Timothy O’Brien	SCC SPORTS CLUB, INC.

Name:	Timothy O’Brien
Title:	Chief Financial Officer

		By:	/s/ Timothy O’Brien

		Name:	Timothy O’Brien
IRVINE SPORTS CLUB, INC.		Title:	Chief Financial Officer

By:	/s/ Timothy O’Brien

Name:	Timothy O’Brien
Title:	Chief Financial Officer

SEPULVEDA REALTY AND		TVE, INC.
DEVELOPMENT COMPANY, INC.

By:	/s/ Timothy O’Brien	By:	/s/ Timothy O’Brien

Name:	Timothy O’Brien	Name:	Timothy O’Brien
Title:	Chief Financial Officer	Title:	Chief Financial Officer

SF SPORTS CLUB, INC.		SCC CALIFORNIA, INC.

By:	/s/ Timothy O’Brien	By:	/s/ Timothy O’Brien

Name:	Timothy O’Brien	Name:	Timothy O’Brien
Title:	Chief Financial Officer	Title:	Chief Financial Officer

SCC REALTY COMPANY		THE SPORTS CONNECTION HOLDING COMPANY

By:	/s/ Timothy O’Brien	By:	/s/ Timothy O’Brien

Name:	Timothy O’Brien	Name:	Timothy O’Brien
Title:	Chief Financial Officer	Title:	Chief Financial Officer

SPORTS CLUB, INC. OF CALIFORNIA		THE SPORTSMED COMPANY, INC.

By:	/s/ Timothy O’Brien	By:	/s/ Timothy O’Brien

Name:	Timothy O’Brien	Name:	Timothy O’Brien
Title:	Chief Financial Officer	Title:	Chief Financial Officer

TALLA NEW YORK, INC.		WASHINGTON D.C. SPORTS CLUB, INC.

By:	/s/ Timothy O’Brien	By:	/s/ Timothy O’Brien

Name:	Timothy O’Brien	Name:	Timothy O’Brien
Title:	Chief Financial Officer	Title:	Chief Financial Officer

NY SPORTS CLUB, INC.

		By:	/s/ Timothy O’Brien

		Name:	Timothy O’Brien
		Title:	Chief Financial Officer